EXHIBIT 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Newman
rfisher@hlth.com	jnewman@hlth.com
201-414-2002	212-624-3912
HLTH CORPORATION ANNOUNCES FIRST QUARTER FINANCIAL RESULTS
ELMWOOD PARK, NJ (May 6, 2008) — HLTH Corporation (Nasdaq: HLTH) today announced financial results for the three months ended March 31, 2008.
Martin J. Wygod, Chairman and Acting Chief Executive Officer of HLTH Corporation, said: “With over 51 million unique monthly users and over 1 billion quarterly page views, WebMD has again achieved record traffic levels and continues to demonstrate its market leadership. The long-term value of the WebMD franchise continues to increase.”
Consolidated Financial Highlights
Revenue for the first quarter was $81.7 million, an increase of 14% over the prior year. Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) for the first quarter was $10.7 million, an increase of 81% over the prior year. Income from continuing operations for the first quarter was $459.6 million or $2.03 per share and net income was $463.2 million or $2.04 per share, both of which include a gain of $538 million, or approximately $514 million net of tax, from the sale of HLTH’s 48% minority interest in Emdeon Business Services and a $60.1 million impairment charge related to a reduction in fair value of the Company’s auction rate securities (ARS) investments.
HLTH’s financial results present the ViPS and Porex businesses as discontinued operations in the current and prior year periods, reflecting the decision to divest these businesses. WebMD’s offline professional medical reference and textbook publication business is presented as a discontinued operation in the prior year period, reflecting the sale of that business on December 31, 2007.
Segment Operating Results
WebMD’s Online Services segment revenue was $78.4 million for the first quarter compared to $68.4 million in the prior year period, an increase of 15%. Advertising and sponsorship revenue increased 18% to $56.1 million. Private portal licensing revenue increased 9% to $21.9 million. Online Services segment Adjusted EBITDA increased 27% to $16.5 million compared to $13.0 million in the prior year period.
WebMD’s Publishing and Other Services segment revenue was $3.3 million for the first quarter compared to $3.5 million in the prior year period, a decrease of 7%. Publishing and Other Services segment Adjusted EBITDA was a loss of ($0.8) million compared to a loss of ($0.4) million in the prior year period.
Sale of Investment in Emdeon Business Services
As previously reported, HLTH sold its 48% interest in Emdeon Business Services for $575 million in cash on February 8, 2008. HLTH realized a gain of $514 million, net of tax, on the sale.

Investment in Auction Rate Securities
At March 31, 2008, HLTH held auction rate securities with a face amount of $363.0 million. The types of ARS investments that HLTH owns are backed by student loans, 97% of which are guaranteed under the Federal Family Education Loan Program (FFELP), and all had credit ratings of AAA or Aaa when purchased. Since February, all auctions involving these securities have failed. The result of a failed auction is that these ARS continue to pay interest in accordance with their terms until the next successful auction; however liquidity will be limited until there is a successful auction or until such time as other markets for these ARS investments develop. It is uncertain when an auction market will develop. HLTH has determined that the fair value of the ARS as of March 31, 2008 was $302.8 million. Accordingly, HLTH has recorded an impairment charge of $60.1 million related to these securities in its results for the quarter ended March 31, 2008.
At March 31, 2008, in addition to HLTH’s $302.8 million in ARS holdings, of which $141 million are attributable to WebMD, HLTH has approximately $1.1 billion in cash and cash equivalents, of which $160 million is attributable to WebMD.
Merger with WebMD
As previously announced, HLTH and WebMD entered into a definitive merger agreement on February 20, 2008. The agreement provided that HLTH will be merged into WebMD, with each outstanding share of HLTH common stock to be converted into 0.1979 shares of WebMD common stock and $6.89 in cash, subject to certain adjustments. Completion of the merger is conditioned upon, among other things, approval of the stockholders of both HLTH and WebMD. HLTH and WebMD currently expect to file a preliminary proxy statement/prospectus relating to the merger in the next few weeks and believe that would likely allow them to hold stockholder meetings in September to seek those approvals. However, the ability to schedule these meetings will depend on the timing for closing the sales of HLTH’s ViPS and Porex businesses, at least one of which must be completed prior to closing the merger, as well as the timing for completion of SEC review of the proxy statement/prospectus. HLTH is currently in the process of selling the ViPS and Porex businesses, with potential purchasers nearing completion of their due diligence investigations.
Financial Guidance
HLTH is not providing financial guidance for 2008 at this time. WebMD provided financial guidance in a separate press release issued today.
Analyst and Investor Conference Call
As previously announced, HLTH Corporation and WebMD Health Corp. will host a conference call at 4:45 pm (Eastern) today to discuss their respective first quarter results. Investors can access the call via webcast at www.hlth.com (in the Investor Relations section). A replay of the call will be available at the same web address.
About HLTH
HLTH Corporation (NASDAQ: HLTH) is the majority holder of WebMD Health Corp. (NASDAQ: WBMD). WebMD is the leading provider of health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. HLTH also owns ViPS and Porex. ViPS provides healthcare data management, analytics, decision-support and process automation solutions and related information technology services to governmental, Blue Cross Blue Shield and commercial healthcare payers. ViPS’ solutions and services help its clients improve patient outcomes, increase customer satisfaction and reduce costs. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
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This press release does not constitute an offer of any securities for sale. In connection with the proposed merger, HLTH and WebMD expect to file, with the SEC, a proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about HLTH and WebMD and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by HLTH and WebMD with the SEC at www.sec.gov or www.hlth.com or www.wbmd.com. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: expectations regarding the market for HLTH’s and WebMD’s investments in auction rate securities (ARS); HLTH’s and WebMD’s future financial results and other measures of WebMD’s future performance; market opportunities and WebMD’s ability to capitalize on them; the benefits expected from new products or services and from other potential sources of additional revenue; the merger transaction between HLTH and WebMD (the “Merger Transaction”); and the potential sales transactions with respect to ViPS and Porex (the “Potential Sales Transactions”). These statements speak only as of the date of this press release, are based on HLTH’s and WebMD’s current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: changes in the markets for ARS; market acceptance of WebMD’s products and services; WebMD’s relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. In addition, there can be no assurances regarding: whether HLTH and WebMD will be able to complete the Merger Transaction or as to the timing of such transaction; or whether HLTH will be able to complete the Potential Sales Transactions or as to the timing or terms of such transactions. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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This press release, and the accompanying tables, include both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as certain non-GAAP financial measures. The tables attached to this press release include reconciliations of these non-GAAP financial measures to GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is attached to this press release as Annex A.
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WebMD®, WebMD Health®, POREX® and ViPSSM are trademarks of HLTH Corporation or its subsidiaries.
Emdeontm and Emdeon Business Servicestm are trademarks of Emdeon Business Services, LLC or its subsidiaries.
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